Exhibit 4.3

REGISTERED	No. 1

ILL.C.C. No. 6414 ($153,610 issued pursuant to Illinois Commerce Commission Docket No. 07-0199)

ILL.C.C. No. 6360 ($96,390 issued pursuant to Illinois Commerce Commission Docket No. 06-0274)

MIDAMERICAN ENERGY COMPANY

5.95% Senior Notes due 2017

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following summary of terms is subject to the provisions set forth below:

CUSIP: 595620 AG0
ORIGINAL ISSUE DATE: June 29, 2007
PRINCIPAL AMOUNT: $250,000,000.00
MATURITY DATE: July 15, 2017
INTEREST RATE: 5.95%
INTEREST PAYMENT DATES: January 15 and July 15, commencing January 15, 2008.
RECORD DATES: January 1 and July 1.
OPTIONAL REDEMPTION:	☒ Yes	☐ No

MidAmerican Energy Company, an Iowa corporation (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Maturity date specified above and to pay interest thereon, in such coin or currency, from and including the Original Issue Date specified above, or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be. Interest shall be paid in arrears semiannually on each Interest Payment Date in each year commencing on January 15, 2008, at the per annum Interest Rate set forth above until Maturity and the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Global

i

Security is registered at the close of business on the Record Date specified above next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity date or, if applicable, upon redemption, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and shall be paid to the Person in whose name this Global Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date. Payment of the principal of and any premium and interest on this Global Security shall be made on or before 10:30 A.M., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment is due, by wire transfer into the account specified by the Depositary; provided, however, that as a condition to the payment at the Maturity date of any part of the principal of and any applicable premium on this Global Security, the Depositary shall surrender, or cause to be surrendered, this Global Security to the Trustee. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax or other governmental charge imposed on the Holder of this Global Security.

Under certain circumstances, this Global Security is exchangeable in whole or from time to time in part for a definitive individual Security or Securities, with the same Original Issue Date, Maturity date, Interest Rate and redemption and other provisions as provided herein or in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ii

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 29, 2007
MIDAMERICAN ENERGY COMPANY
	By:	/s/ Brian K. Hankel
Name: Brian K. Hankel Title: Vice President and Treasurer

Attest:
By:	/s/ Paul J. Leighton
Name: Paul J. Leighton Title: Vice President and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Roxane Ellwanger
Name: Roxane Ellwanger Authorized Officer

iii

[REVERSE OF NOTE]

MIDAMERICAN ENERGY COMPANY

5.95% Senior Notes due 2017

This Global Security is one of, and a global security which represents Securities which are part of, the duly authorized 5.95% Senior Notes due 2017 of the Company (herein called the “Securities”), issued under an Indenture dated as of October 1, 2006, as amended and supplemented (herein called the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Interest on this Global Security will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Unless otherwise specified on the face hereof, payments on this Global Security with respect to any particular Interest Payment Date or the Maturity date will include interest accrued from and including the applicable Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the particular Interest Payment Date or the Maturity date. Interest on this Global Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

All percentages resulting from any calculation with respect to this Global Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Global Security will be rounded to the nearest cent (with one-half cent being rounded upward).

“Business Day” means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law or executive order to close. In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

This Global Security will be subject to redemption at the option of the Company on any date in whole or from time to time in part in increments of $1,000 or integral multiples thereof, at the Redemption Prices specified in an annex attached to this Global Security, plus accrued interest on the principal amount thereof to the Redemption Date, but payments due with respect to this Global Security prior to the Redemption Date will be paid to the Person in whose name this Global Security is registered at the close of business on the relevant Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, not less than 30 nor more than 60 days prior to the Redemption Date, in accordance with the provisions of the Indenture. In the event of redemption of this Global Security in part only, this Global Security will be cancelled and a new Global Security representing the unredeemed portion hereof will be issued in the name of the Holder hereof. This Global Security is not subject to a sinking fund.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series that would be affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of a series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain covenants in the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Securities of any affected series may on behalf of the Holders of all Securities of such series waive certain existing Events of Default and their consequences. Any such consent or waiver of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

As set forth in, and subject to, the provisions and limitations set forth in the Indenture, the Holders of at least a majority in principal amount of the Outstanding Securities of each series shall have any right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

THIS GLOBAL SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

If at any time the Depositary for this Global Security notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary for this Global Security shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Security. If a successor Depositary for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of this series, shall authenticate and deliver Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security.

The Company may at any time and in its sole discretion determine that the Securities of this series shall no longer be represented by a Global Security. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of this series, shall authenticate and deliver, Securities of this series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of this Global Security, in exchange for this Global Security.

The Company may from time to time, without the consent of Holders of the Securities, create and issue further notes having the same terms and conditions as the Securities in all respects, except for the

Original Issue Date and Issue Price. Additional Securities issued in this manner will be consolidated with, and form a single series with, the Securities and shall thereafter be deemed Securities for all purposes.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates, and in the coin or currency, herein prescribed.

The Indenture contains provisions for the satisfaction and discharge of the Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this Global Security.

The Indenture contains provisions for the defeasance and discharge of the Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this Global Security.

The Indenture contains provisions for the defeasance of certain covenants of the Company upon compliance by the Company with certain conditions specified therein, which provisions apply to this Global Security.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner of this Global Security for the purpose of receiving payment of principal of (and premium, if any) and, subject to Section 3.07 of the Indenture, interest on this Global Security and for all other purposes whatsoever, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the conflicts of laws rules of said state.

All terms used in this Global Security which are defined in the Indenture but are not defined in this Global Security shall have the meanings assigned to them in the Indenture.

ANNEX 1

OPTIONAL REDEMPTION PROVISIONS

The Securities will be redeemable as a whole at any time or in part, from time to time, at the option of the Company, at a Redemption Price equal to the sum of (a) the greater of (i) 100% of the principal amount of the Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus (b) accrued interest on the principal amount thereof to the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Security.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day in New York City preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

“Treasury Rate” means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are so received. Upon payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on Securities or portions thereof called for redemption.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with right of survivorship and not as tenants in common
UNIT GIFT MIN ACT –	__________________ (Cust) Custodian __________________ (Minor) under Uniform Gifts to Minors Act __________________________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

_____________________________________

_____________________________________

Please print or typewrite name and address

including postal zip code of assignee

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:___________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. The signature must be guaranteed by a commercial bank, a trust company or a member of the New York Stock Exchange.